Exhibit 5.1

November 1, 2006

Accentia Biopharmaceuticals, Inc.

324 South Hyde Park Ave., Suite 350

Tampa,	Florida 33606

Ladies and Gentlemen:

We have acted as counsel to Accentia Biopharmaceuticals, Inc., a Florida corporation (the “Company”), in conjunction with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the sale from time to time by the selling shareholders named in the Registration Statement (the “Selling Shareholders”) of up to 14,626,754 shares of the Company’s common stock, $.001 par value (the “Common Stock”), in the manner set forth in the Registration Statement.

In connection with our representation, we have examined: (i) the Registration Statement, including the Prospectus; (ii) the Company’s Articles of Incorporation and By-laws, as amended to date; (iii) resolutions of the Company’s Board of Directors authorizing the issuance of the shares of Common Stock subject to the Registration Statement, together with certain related matters; and (iv) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion. In all such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have, among other things, relied upon certificates of public officials and, as to various factual matters, certificates of officers of the Company.

Based upon the foregoing, we are of the opinion that the shares of Common Stock covered by the Registration Statement that are to be offered and sold from time to time by the Selling Shareholders have been duly authorized, validly issued and are fully paid and nonassessable.

The opinions set forth in this letter are limited solely to the federal laws of the United States of America and the laws of the State of Florida, and we express no opinion as to the laws of any other jurisdiction.

We consent to the use of this opinion as an exhibit to the Registration Statement and the references to our firm therein. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP

FOLEY & LARDNER, LLP

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